FIRST AMENDMENT TO THE MASTER SERVICES AGREEMENT

This First Amendment (the “Amendment”) dated August 1, 2019 (the “Amendment Effective Date”), is made to the Master Services Agreement (the “Agreement”) by and between Molina Healthcare, Inc., (“Molina”) and
Infosys Limited (“Service Provider”) dated February 4, 2019.

For good and mutual consideration, the sufficiency of which is hereby acknowledged, this Amendment amends the Agreement in the manner set forth below.

The parties agree to the following:

1. Purpose; Limited Application of Amendment. The purpose of this Amendment is to amend the terms and conditions of the Agreement as set forth below.

2. Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Agreement.

3. Amendments to the body of the Agreement. The body of the Agreement is modified as follows:

A.	Clause 4.1 of the Agreement is hereby deleted and replaced in its entirety with the following language “Molina may extend the term for a maximum of one (1) additional period of twelve (12) months.”

4. Amendments to Schedule 1 (“Definitions and Interpretation”) of the Agreement. Schedule 1 of the Agreement is modified as follows:

A.	The definition of “Initial Expiry Date” is hereby deleted and replaced in its entirety with the following language: ““Initial Expiry Date” means the date five (5) years after the Effective Date.”

5. Amendments to Appendix 3A (Pricing Matrix). Appendix 3A (Pricing Matrix) is hereby deleted and replaced in its entirety with a new Appendix 3A dated the Amendment Effective Date, a copy of which is attached herewith and incorporated to the Agreement by this reference. For the purpose of clarity, Infosys is amending this workbook to reflect the billing milestones and Year 6 pricing and discounts.

A.	Infrastructure Services - Charges - Infosys will bill for the Infrastructure services in accordance with Schedule 3 and depicted in the new Appendix 3A dated the amendment Effective Date.

B.	Azure Services - Charges - Infosys will bill Azure services as outlined in new Appendix 3A dated the Amendment Effective Date.

6. Azure Foundation Charges. The parties agree on the additional charges for Azure Foundation (“Azure Foundation” as used in this Agreement means the building and securing of Azure infrastructure and PaaS services, and virtual networking resources per Molina standards, to be consumed by applications. This also includes defining and implementing access model, automation for provisioning of resources and access, cleaning up technical debts). The additional Azure Foundation Charges shall be as set forth in Schedule 1 to this Amendment. The scope for Azure Foundation as agreed by the parties will be delivered and completed by October 31, 2019. Any additional scope or changes will be taken up as a separate contract and negotiated separately.
7. Discounts. The parties agree to apply the discounts set forth in Schedule 1 to this Amendment.

8. Amendments to Clause 58.

A.	Service Provider expressly disclaims any warranties relating to any Azure licenses or other materials licensed by Molina from Microsoft.

B.	The provisions of Section 58.1 (Indemnification by Service Provider) shall not apply to any IPR Claim arising out of any Azure licenses or other materials licensed by Molina from Microsoft.

C.
The liability caps set forth in Section 58.4 (Limitations Caps) of the Agreement shall not increase by more than $500,000 as a result of the inclusion in the calculation of the limitation of liability set out in Clause 58.4 of the MSA of Charges payable by Molina as license fees for Infosys Azure Transformation and Operations Management (“iATOM”). For the avoidance of doubt, the limitation on the amount the Service Provider’s liability may increase set out in the previous sentence shall not apply with respect to any increase in any other Charges payable by Molina in connection with the Agreement.

D.
The liability caps set forth in Section 58.4 (Limitations Caps) of the Agreement shall not increase as a result of any separate license fees payable by Molina specifically for Microsoft products, including but not limited to Azure licenses fees payable to the Service Provider under Statement of Work #1 under this Agreement.

9. No Further Amendment. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect. Each party to this Amendment hereby ratifies their respective obligations under the Agreement. In the event of a conflict between the terms and conditions of the Agreement and the Amendment, the provisions of this Amendment shall prevail.

IN WITNESS WHEREOF, the undersigned are duly authorized to execute this Amendment as of the
Amendment Effective Date.

Molina Healthcare, Inc.                         INFOSYS LIMITED
By:    /s/ James Woys                        By:    /s/ Venkateshwaran Ananth
(signature)                            (signature)

Name:    James Woys                        Name:    Venkateshwaran Ananth
(printed)                                (printed)

Title:    EVP, Health Plan Services                    Title:    Senior Vice President
(printed)                                printed)

Date:     August 7, 2019                        Date:    August 7, 2019